Exhibit 99.1

Elevation Oncology Reports Third Quarter 2023 Financial Results and Highlights Recent Business Achievements

-- Enrollment is ongoing in the Phase 1 clinical trial evaluating EO-3021 in patients with advanced solid tumors likely to express Claudin 18.2; preliminary safety and anti-tumor activity data expected in 1H 2025 --

Boston, Mass. November 2, 2023 – Elevation Oncology, Inc. (Nasdaq: ELEV), an innovative oncology company focused on the discovery and development of selective cancer therapies to treat patients across a range of solid tumors with significant unmet medical needs, today announced financial results for the third quarter ended September 30, 2023, and highlighted recent business achievements.

“In the third quarter, we achieved a key milestone in our efforts to establish EO-3021 as a potential best-in-class anti-Claudin 18.2 ADC therapy, initiating patient enrollment in our Phase 1 clinical trial,” said Joseph Ferra, President and Chief Executive Officer of Elevation Oncology. “Claudin 18.2 is a validated target, expressed at varying levels in solid tumor types that affect millions of patients globally. As an ADC, EO-3021 is uniquely positioned to address a broad population by targeting tumors that express varying levels of Claudin 18.2, which may be inaccessible to other therapeutic approaches, while also potentially delivering improved efficacy and tolerability. As demonstrated by initial clinical data from our partner in China, we believe EO-3021 could deliver an important treatment option for patients.”

Recent Business Achievements

In August 2023, Elevation Oncology began enrolling patients in its Phase 1 clinical trial of EO-3021 (NCT05980416). The Phase 1 clinical trial is an open-label, multi-center, dose escalation and expansion study designed to evaluate the safety, tolerability and preliminary anti-tumor activity of EO-3021 in patients with advanced, unresectable or metastatic solid tumors likely to express Claudin 18.2, including gastric, gastroesophageal junction, pancreatic or esophageal cancers. An additional objective of the study is to assess the association of Claudin 18.2 expression and objective response. Elevation Oncology expects to report preliminary safety and anti-tumor activity data during the first half of 2025.

Third Quarter 2023 Financial Results

As of September 30, 2023, Elevation Oncology had cash, cash equivalents and marketable securities totaling $94.8 million, compared to $90.3 million as of December 31, 2022. The increase in cash reflects net proceeds of approximately $46.5 million from Elevation Oncology’s underwritten public offering, which closed in June 2023, partially offset by cash used to fund operating activities.

Research and development (R&D) expenses for the third quarter 2023 were $7.4 million, compared to $34.3 million for the third quarter 2022. The decrease in R&D expenses in the third quarter of 2023 was primarily due to the cost related to the license agreement between Elevation Oncology and a subsidiary of CSPC Pharmaceutical Group Limited for rights to develop and commercialize EO-3021, which was recorded in the third quarter of 2022.

General and administrative (G&A) expenses for the third quarter 2023 were $3.5 million, compared to $4.2 million for the third quarter 2022. The decrease in G&A expenses in the third quarter of 2023 was primarily due to a decrease in administrative costs, including directors’ and officers’ insurance.

Net loss for the third quarter 2023 was $10.6 million, compared to $38.8 million for the third quarter 2022.

Financial Outlook

Elevation Oncology expects its existing cash, cash equivalents and marketable securities as of September 30, 2023, to be sufficient to fund its current operations into the second half of 2025.

About EO-3021

EO-3021 (also known as SYSA1801) is a differentiated, clinical-stage antibody drug conjugate (ADC) comprised of an immunoglobulin G1 (IgG1) monoclonal antibody (mAb) that targets Claudin 18.2. EO-3021is site-specifically conjugated to the monomethyl auristatin E (MMAE) payload via a cleavable linker with a drug-to-antibody ratio (DAR) of 2. Claudin 18.2 is a specific isoform of Claudin 18 that is normally expressed in gastric epithelial cells. During malignant transformations, the tight junctions may become disrupted, exposing Claudin 18.2 and allowing them to be accessible by Claudin 18.2 targeting agents. Elevation Oncology is evaluating EO-3021 in a Phase 1 study (NCT05980416) in patients with advanced, unresectable or metastatic solid tumors likely to express Claudin 18.2 including gastric, gastroesophageal junction, pancreatic or esophageal cancers.

About Elevation Oncology, Inc.

Elevation Oncology is an innovative oncology company focused on the discovery and development of selective cancer therapies to treat patients across a range of solid tumors with significant unmet medical needs. We are rethinking drug development by seeking out innovative, selective cancer therapies that can be matched to a patient’s unique tumor characteristics. Our lead candidate, EO-3021, is a potential best-in-class antibody drug conjugate (ADC) designed to target Claudin 18.2, a clinically validated molecular target. EO-3021 selectively delivers a cytotoxic payload directly to cancer cells expressing Claudin 18.2. We are evaluating EO-3021 in a Phase 1 study in patients with advanced, unresectable or metastatic solid tumors likely to express Claudin 18.2 including gastric, gastroesophageal, pancreatic or esophageal cancers. We are also exploring other opportunities through new or existing partnerships and business development opportunities to expand our oncology pipeline. For more information, visit www.ElevationOncology.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated clinical development activities, potential benefits of Elevation Oncology’s product candidates, potential market opportunities for Elevation Oncology’s product candidates, and the ability of Elevation Oncology’s product candidates to treat their targeted indications. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “possible,” “will,” “would,” and other words and terms of similar meaning. Although Elevation Oncology believes that the expectations reflected in such forward-looking statements are reasonable, Elevation Oncology cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval are inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause Elevation Oncology’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to Elevation Oncology’s ability to advance its product candidates, the timing and results of preclinical studies and clinical trials, approvals and commercialization of product candidates, the receipt and timing of potential regulatory designations, the impact of the continued presence of COVID-19 on Elevation Oncology’s business, Elevation Oncology’s ability to fund development activities and achieve development goals, Elevation Oncology’s ability to protect intellectual property, Elevation Oncology’s ability to establish and maintain collaborations with third parties, and other risks and uncertainties described under the heading “Risk Factors” in documents Elevation Oncology files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and Elevation Oncology undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Elevation Oncology Investor and Media Contact

Candice Masse, 978-879-7273

Senior Director, Corporate Communications & Investor Relations

cmasse@elevationoncology.com

Selected Financial Information

Results of Operations (unaudited)
	Three months ended September 30,
(In thousands, except share and per-share amounts)	2023	2022
Operating expenses:
Research and development	$7,422	$34,340
General and administrative	3,498	4,191
Total operating expenses	10,920	38,531
Loss from operations	(10,920)	(38,531)
Other income (expense), net	295	(306)
Loss before income taxes	(10,625)	(38,837)
Income tax expense	11	—
Net loss	(10,636)	(38,837)
Net loss per share, basic and diluted	$(0.25)	$(1.67)
Weighted average common shares outstanding, basic and diluted	42,402,489	23,290,249

Selected Financial Information

Consolidated Balance Sheets (unaudited)
	September 30,	December 31,
(in thousands):	2023	2022
Cash, cash equivalents and marketable securities	$ 94,797	$ 90,280

Prepaid expenses and other current assets	4,000	2,697

Working Capital[1]	91,190	77,285

Total Assets	99,975	94,161

Long-term debt, net of discount	29,952	29,435

Total Stockholders' Equity	62,416	49,032

1 We define working capital as current assets less current liabilities.